                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12

                         World Fuel Services Corporation
                (Name of Registrant as Specified in Its Charter)


                    (Name of Person(s) Filing Proxy Statement
                          if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)     Title of each class of securities to which transaction applies:
       2)     Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       4)     Proposed maximum aggregate value of transaction:
       5)     Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:
       2)     Form, Schedule or Registration Statement No.:
       3)     Filing Party:
       4)     Date Filed:

                         WORLD FUEL SERVICES CORPORATION
                   700 South Royal Poinciana Blvd., Suite 800
                          Miami Springs, Florida 33166

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD August 27, 2002


                             Miami Springs, Florida
                                  July 29, 2002

Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the "Company"), will be held on August 27, 2002, at 10:00 a.m., local time, at the Company's auditorium, 700 South Royal Poinciana Boulevard, Seventh Floor, Miami Springs, Florida 33166, for the following purposes:

     1.   To elect nine (9) Directors of the Company.

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully discussed in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on July 16, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

Whether or not you expect to be present at the meeting, please date, sign, and promptly return the enclosed proxy, which is solicited by and on behalf of the Board of Directors.

                                By Order of the Board of Directors

                                WORLD FUEL SERVICES CORPORATION

                                By:   /s/  Ileana de Armas
                                      ------------------------------------
                                      Ileana de Armas, Corporate Secretary

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

INTRODUCTION ........................................................     1

OUTSTANDING VOTING STOCK ............................................     2

COSTS OF SOLICITATION ...............................................     2

ELECTION OF DIRECTORS ...............................................     2

BOARD OF DIRECTORS ..................................................     5

     The Audit Committee ............................................     5
     Report of the Audit Committee ..................................     6
     The Compensation Committee .....................................     6
     Compensation of Directors ......................................     7
     Non-Employee Directors Stock Option Plan Table .................     8

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT .........     8

INFORMATION CONCERNING EXECUTIVE OFFICERS ...........................    11

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE .............    12

COMPENSATION OF OFFICERS ............................................    12

     Summary Compensation Table .....................................    13
     Stock Option Information .......................................    14
     Options Granted During Last Fiscal Year Table ..................    15
     Aggregated Option Exercises in Last Fiscal Year and Fiscal
       Year-End Option Values .......................................    15
     Certain Employment Agreements ..................................    16
     Compensation Committee Report on Executive Compensation ........    18
     Compensation Committee Interlocks and Insider Participation ....    21
     Stock Performance Graph ........................................    21

COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS ..........    23

PROPOSALS FOR THE 2003 ANNUAL MEETING ...............................    24

OTHER MATTERS .......................................................    24

APPENDIX A - AUDIT COMMITTEE CHARTER ................................    25

                                 PROXY STATEMENT

                         WORLD FUEL SERVICES CORPORATION

                   700 South Royal Poinciana Blvd., Suite 800
                          Miami Springs, Florida 33166

                         ANNUAL MEETING OF SHAREHOLDERS
                          to be held on August 27, 2002


                                  INTRODUCTION

         This Proxy Statement is furnished to the shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the place and time and for the purposes set forth in the attached Notice of Meeting.

         This Proxy Statement and the accompanying proxy form are first being sent to shareholders on or about August 1, 2002.

         Pursuant to the By-Laws of the Company, the Board of Directors has ordered the Annual Meeting of Shareholders to be held on August 27, 2002, and has fixed the close of business on July 16, 2002, as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

         Proxies in the accompanying form, properly executed, duly returned to us and not revoked, will be voted in the manner specified. If no instructions are specified in the proxy, proxies will be voted in favor of the election of the Director nominees named in this Proxy Statement. Returning a signed proxy will not affect your right to attend the Annual Meeting and to vote in person, since proxies are revocable. A proxy for the Annual Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the President of the Company, or by voting in person at the Annual Meeting. Presence at the Annual Meeting does not of itself revoke a proxy.

         The Annual Report of the Company for the fiscal year ended March 31, 2002, including the consolidated financial statements, is being mailed to each shareholder together with this Proxy Statement.

                            OUTSTANDING VOTING STOCK

         On July 16, 2002, the Company had 10,438,985 outstanding shares of common stock (net of treasury stock), par value $.01 per share (the "Common Stock"), which constitute the only class of voting securities of the Company. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. Each holder of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by proxy, at all meetings of shareholders. Directors are elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. All other matters to be considered at the Annual Meeting shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

         As of July 16, 2002, the nine nominees for Director of the Company beneficially owned a total of 394,475 shares of Common Stock, or approximately 3.8% of the shares of Common Stock outstanding. The nominees have informed the Company that they intend to vote their shares of Common Stock to elect themselves to the Board of Directors. See "Principal Shareholders and Security Ownership of Management" below.

                              COSTS OF SOLICITATION

         The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. Solicitation of proxies may be made through personal calls upon, or telephone or other communications with, shareholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

                              ELECTION OF DIRECTORS

         Nine individuals have been nominated to serve as Directors for the ensuing year and until their successors shall have been duly elected and qualified. The persons named in the accompanying proxy form have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed in the table on the following page. Management does not contemplate that any of the nominees named in the table will be unable, or will decline, to serve; however, if any of the nominees is unable to serve, or declines to serve, the persons named in the accompanying proxy form may vote for another person, or persons, in their discretion. The following table sets forth certain information with respect to each nominee for election to the Board of Directors. All of the nominees, except Ken Bakshi and Richard Kassar, currently serve as Directors of the Company. A summary of the background and experience of each nominee is set forth in the paragraphs following the table.

                                                                  Year First
                                                                    Became
                                                 Age at           Director of
Name and Position with the Company            July 16, 2002       the Company
----------------------------------            -------------      -------------

Paul H. Stebbins,                                  45                 1995
Chairman of the Board
and Chief Executive Officer

Michael J. Kasbar,                                 45                 1995
Director, President,
and Chief Operating Officer

John R. Benbow,                                    71                 1989
Director and Chairman of Audit Committee and Compensation Committee

Ralph R. Feuerring,                                79                 1988
Director and
Member of Audit Committee

Myles Klein,                                       64                 1995
Director and
Member of Audit Committee
and Compensation Committee

Jerome Sidel,                                      68                 2000
Director and Member of the
Compensation Committee

Luis R. Tinoco                                     61                 1997
Director

Ken Bakshi                                         52                  --

Richard A. Kassar                                  55                  --

----------------------

PAUL H. STEBBINS has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since July 26, 2002. He has served as a Director of the Company since June 1995. Mr. Stebbins served as President and Chief Operating Officer of the Company's Marine Fuel Services Segment from January 1995 to July 2000, and served as President and Chief Operating Officer of the Company from July 2000 to July 2002. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder, and director of Trans-Tec Services, Inc., a New York corporation ("Trans-Tec New York"), and its affiliated companies.

MICHAEL J. KASBAR has served as a Director of the Company since June 1995 and as President and Chief Operating Officer since July 26, 2002. From January 1995 to July 2002, he served as Chief Executive Officer of the Company's Marine Fuel Services Segment. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder, and director of Trans-Tec New York and its affiliated companies. Mr. Kasbar is the first cousin of Richard A. Kassar, a nominee for Director.

JOHN R. BENBOW has served as a Director of the Company since 1989. Mr. Benbow has served as President of Benbow & Associates, Inc., a construction management firm located in Miami, Florida, since June 1988. From December 1986 to May 1988, Mr. Benbow was employed as President of Weiner, Kane & Benbow, Inc., an investment banking and stock brokerage firm located in Miami, Florida. From May 1983 to November 1986, Mr. Benbow was employed as President of Florida National Bank, formerly a commercial bank in Miami, Florida.

RALPH R. FEUERRING has served as a Director of the Company since 1988. He has served as a Director of Premier Chemicals, Inc. since 2000. Mr. Feuerring has also served as the President of Ferro Metal & Chemical Corp., a mineral and alloy trading company, since 1949. Mr. Feuerring has served as a Director of American Premier, Inc., a mineral processing and refractory business, since 1991. He also served as Chairman of the Finance Committee of American Premier, Inc. from 1991 until January 1998, when American Premier, Inc. was acquired by a public corporation. From 1960 to 1991, Mr. Feuerring served as the President and Chief Executive Officer of Ralstan Trading and Development Corporation, a mineral processing company. Ralstan Trading and Development Corporation was merged into American Premier, Inc. in 1991.

MYLES KLEIN has served as a Director of the Company since February 1995. Mr. Klein has been a partner in the accounting firm of Klein & Barreto, P.A., in Miami, Florida, since 1985. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton, eventually becoming the partner in charge of the tax department for Grant Thornton's South Florida offices.

JEROME SIDEL has served as a Director of the Company since June 2000. He also served as a consultant to the Company from 1984 until 2000. Since 1998, Mr. Sidel has served as the president of New York Store Leasing Inc., a real estate company. From 1995 through 1997, Mr. Sidel served as the president of the Lexington 54th St. Association, a real estate leasing company, and as consultant to R.F. Lafferty & Co., an option brokerage firm, as well as other companies.

LUIS R. TINOCO, a Director of the Company since June 1997, is an attorney and has served as a partner of Lara, Lopez, Matamoros, Rodriguez and Tinoco, a law firm in Costa Rica, since 1971. Mr. Tinoco also serves as sole director of the Company's international sales companies located in Costa Rica. Mr. Tinoco has also served as an Ambassador of Costa Rica to Great Britain and on several United Nations committees.

KEN BAKSHI has been employed as President and Chief Executive Officer of Row 2 Technologies, a software development firm, since December 2001. From July 2000 to December 2001, he was employed as Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet based marketplaces. From 1996 to 2000, Mr. Bakshi was employed by American Home Products Company (NYSE:WYE) in various positions, and most recently served as Senior Vice President of the Global Agricultural Products Group.

RICHARD A. KASSAR has been employed as Senior Vice President and Chief Financial Officer of The Meow Mix Company since February 2002. From May 2001 to January 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From December 1999 to May 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands. From 1986 to December 1999, he was employed by Chock Full O'Nuts in various positions, and most recently served as Senior Vice President and Chief Operating Officer. Mr. Kassar is the first cousin of Michael
J. Kasbar, the President and a Director of the Company.

                               BOARD OF DIRECTORS

         During the fiscal year ended March 31, 2002, the Company's Board of Directors held six formal meetings. The Board of Directors has two committees, the Audit Committee and the Compensation Committee. Except for one director who missed one Board meeting, all of the Directors attended all of the meetings of the Board of Directors and all of the meetings of the committees on which they served during the fiscal year ended March 31, 2002.

The Audit Committee

         The Audit Committee consists of John R. Benbow, Chairman, Ralph R. Feuerring and Myles Klein. The Audit Committee held six formal meetings during the fiscal year ended March 31, 2002.

         The Audit Committee operates pursuant to a written charter first adopted in 1990. The charter was last amended by the Board of Directors in October 2001, and is reviewed and updated at least annually. The current version of the charter is attached to this Proxy Statement as Appendix A.

         Company management is responsible for preparing the Company's consolidated financial statements and for the financial reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company's consolidated financial statements to accounting principles generally accepted in the United States. Acting for the Board of Directors, the Audit Committee provides oversight of the financial reporting process and the internal control system. More specifically, the Audit Committee performs the following principal functions:

recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope and budget for the annual audit; reviews with independent auditors the results of the audit engagement, including review of the consolidated financial statements and the management letter; reviews the scope of, and compliance with, the Company's internal controls; and recommends to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

         The Company's securities are listed on the New York Stock Exchange, Inc. ("NYSE") and are subject to its listing standards. The Board of Directors has determined that each Audit Committee member is "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE listing standards.

Report of the Audit Committee

         The Audit Committee has reviewed and discussed with management and with the independent auditors the audited consolidated financial statements for the fiscal year ended March 31, 2002. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. Additionally, the Audit Committee (i) has received from the independent auditors the written disclosures required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, (ii) has considered whether the provision of tax and accounting research and other non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence, and (iii) has discussed with the independent auditors their independence from the Company and its management.

         In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, for filing with the Securities and Exchange Commission ("SEC").

John R. Benbow, Chairman
Ralph Feuerring, member
Myles Klein, member

The Compensation Committee

         The Compensation Committee consists of John R. Benbow, Chairman, Myles Klein and Jerome Sidel. The Compensation Committee held five formal meetings during the fiscal year ended March 31, 2002. The Compensation Committee is responsible for establishing and administering the Company's executive compensation programs. The Committee annually reviews the total compensation for the Company's two most senior executives and makes recommendations to the Board of Directors, which has final approval for their compensation. The Committee also reviews senior management's recommendations regarding the compensation of other executives of the

Company and its subsidiaries. The Compensation Committee's report on executive compensation is set forth in the "Compensation of Officers" section of this Proxy Statement.

Compensation of Directors

         Directors who are not Company employees are generally members of at least one Committee of the Board of Directors and, with the exception of the Chairman of the Audit Committee and Compensation Committee, receive a monthly fee of $2,500. The Chairman of the Audit and Compensation Committees receives a monthly fee of $3,125. During the fiscal year ended March 31, 2002, the Chairman of the Audit and Compensation Committees and Myles Klein also received $9,100 each for additional services performed by them in assisting the Board of Directors, over and above their normal duties, in matters relating to corporate governance and in the increased responsibilities of serving on both the Audit and Compensation Committees. Luis R. Tinoco, a non-employee Director of the Company, received an additional monthly fee of $4,000 for serving as sole director of two of the Company's subsidiaries, Trans-Tec International S.R.L. and World Fuel International S.R.L. Directors of the Company who are employed by the Company do not receive additional compensation for serving as Directors.

         Pursuant to the 1993 Non-Employee Directors Stock Option Plan (the "1993 Plan"), each Director who is not employed by the Company receives annual stock options to purchase Common Stock in the Company pursuant to the following formula. Each non-employee Director will receive a non-qualified option to purchase 5,000 shares when such person is first elected to the Board of Directors and will receive a non-qualified option to purchase 5,000 shares each year that the individual is re-elected.

         All options granted under the 1993 Plan fully vest and are exercisable twelve months after the date of grant. Under the 1993 Plan, each grant of options to a non-employee Director remains exercisable for a term of five years from the grant date so long as such non-employee Director remains a member of the Board of Directors. The exercise price for options granted under the 1993 Plan may not be less than the fair market value of the Common Stock, which is defined as the closing price for the Common Stock at the end of the day preceding the grant. The exercise price must be paid in cash or in Common Stock.

         As of March 31, 2002, options to purchase 60,000 shares of the Company's Common Stock remain outstanding under the 1993 Plan and 41,250 shares are available for future grant. The exercise prices of the options granted and outstanding under the 1993 Plan range from $7.00 to $14.88 per share. The outstanding options at March 31, 2002 expire between August 2002 and August 2006.

         On August 24, 2001, the five non-employee Directors who were Directors during the fiscal year ended March 31, 2002 (i.e., Messrs. Benbow, Feuerring, Klein, Sidel and Tinoco) received options to purchase 5,000 shares at an exercise price of $12.97 per share. During the fiscal year ended March 31, 2002, the non-employee Directors as a group exercised options to purchase an aggregate of 27,500 shares of Common Stock at exercise prices ranging from $7.00 per share to $14.88 per share.

         The following table sets forth information regarding stock options held by the non-employee Directors under the 1993 Plan as of March 31, 2002:

                    Non-Employee Directors Stock Option Plan
                    ----------------------------------------

                                          Number of Shares                          Value of Unexercised
                                       Underlying Unexercised                       In-the-Money Options
                                     Options at Fiscal Year-End                     at Fiscal Year-End(1)
                                 ----------------------------------         ---------------------------------
Name                             Exercisable          Unexercisable         Exercisable         Unexercisable
----                             -----------          -------------         -----------         -------------

John R. Benbow                      13,750                5,000                $106,375            $33,150
Ralph R. Feuerring                   7,500                5,000                $ 73,094            $33,150
Myles Klein                         13,750                5,000                $106,375            $33,150
Jerome Sidel                             -                5,000                       -            $33,150
Luis R. Tinoco                           -                5,000                       -            $33,150

---------------------

(1) Based on a fair market value of $19.60 per share for the Common Stock, as determined by using the closing price on the NYSE on March 28, 2002. Value is calculated by multiplying (a) the difference between $19.60 and the option exercise price, by (b) the number of shares of Common Stock underlying the option.

         To further promote Director stock ownership, the Board of Directors has adopted a plan pursuant to which the Company issues to each of the five non-employee Directors 500 shares of Common Stock (the "Stock Grant") each year, upon his re-election to the Board of Directors, at no cost to the Director. All of these shares vest immediately. The Stock Grants are in addition to, and not in lieu of, options granted under the 1993 Plan. The Stock Grants for 2002 will be made immediately after the Annual Meeting.

         During the fiscal year ended March 31, 2002, the Company did not provide the Directors with any other compensation in connection with their participation on the Board of Directors or Board Committees or with respect to special assignments.

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of July 16, 2002, the number of shares of Common Stock of the Company owned beneficially by each nominee for Director of the Company, the five most highly compensated executive officers of the Company during the fiscal year ended March 31, 2002, and all nominees and executive officers of the Company as a group. The table also shows the name and address of each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as shown in the table, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Unless otherwise stated, all shares are held with sole dispositive and voting power.

                                                Shares Beneficially Owned
                                                -------------------------
Name and Address                             Amount (1)           Percent (2)
----------------                             ----------           -----------
Dimensional Fund Advisors, Inc.                902,970   (3)         7.8%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

FMR Corp.                                    1,334,206   (4)         11.6%
  82 Devonshire Street
  Boston, MA  02109

Jerrold Blair                                  835,087   (5)         7.1%
Paul H. Stebbins                               227,182   (6)         2.0%
Phillip S. Bradley                                -                    *
Michael Clementi                                25,000   (7)           *
Michael J. Kasbar                              307,708   (8)         2.7%
John R. Benbow                                  17,658   (9)           *
Ralph R. Feuerring                              57,500  (10)           *
Myles Klein                                     20,750  (11)           *
Jerome Sidel                                    19,000  (12)           *
Luis R. Tinoco                                   7,000  (13)           *
Ken Bakshi                                           -                 *
Richard A. Kassar                                    -                 *
All Executive Officers and
Director Nominees as a Group (14 persons)    1,589,846  (14)         13.8%

---------------------

* Less than one percent (1%)

(1) Includes shares of Common Stock which may be acquired pursuant to outstanding stock options exercisable within the next sixty days.

(2) Based on 10,438,985 shares of Common Stock issued and outstanding on July 16, 2002, plus 1,069,011 shares of Common Stock which may be acquired pursuant to outstanding stock options and warrants exercisable within the next sixty days.

(3) Based on information disclosed, as of February 12, 2002 in a Schedule 13G/A filed with the SEC. Dimensional Fund Advisors Inc. ("Dimensional"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts, and accounts are defined for purposes hereof as the "Funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over all the shares of Common Stock of the Company that are owned by the Funds. The Funds own 902,970 shares of Common Stock of the Company; Dimensional disclaims beneficial ownership of such securities.

(4) Based on information disclosed, as of February 14, 2002, in a Schedule 13G/A filed with the SEC. Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,254,106 shares of the outstanding Common Stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Fidelity Funds").

         The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,249,906 shares of the Common Stock outstanding. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR Corp. (through its control of Fidelity), and the Fidelity Funds each has sole power to dispose of the 1,254,106 shares owned by the Fidelity Funds. Neither FMR Corp. nor Edward C. Johnson (Chairman of FMR Corp.) has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

         Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 80,100 shares of the Common Stock outstanding of the Company as a result of its serving as investment manager of certain institutional account(s). Edward C. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 80,100 shares and sole power to vote or to direct the voting of 80,100 shares of Common Stock owned by the institutional account(s) as reported above.

         Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(5) Includes 7,437 shares owned solely by Mr. Blair's wife, 6,750 shares owned solely by his children, and 421,500 shares which may be purchased by Mr. Blair pursuant to options which are exercisable within the next sixty days.

(6) Includes 1,050 shares owned by Mr. Stebbins' parents and 78,403 shares which may be purchased by Mr. Stebbins pursuant to options which are exercisable within the next sixty days.

(7) Consists of 25,000 shares which may be purchased by Mr. Clementi pursuant to options which are exercisable within the next sixty days.

(8) Includes 131,250 shares which may be purchased by Mr. Kasbar pursuant to options which are exercisable within the next sixty days.

(9) Includes 11,480 shares which may be purchased by Mr. Benbow pursuant to options which are exercisable within the next sixty days.

(10) Includes 2,500 shares owned by Mr. Feuerring's wife, 4,500 shares held by a partnership controlled by Mr. Feuerring, 21,000 shares held in the Ralph Feuerring Revocable Trust, and 12,500 shares which may be purchased by Mr. Feuerring pursuant to options that are exercisable within the next sixty days.

(11) Includes 18,750 shares which may be purchased by Mr. Klein pursuant to options which are exercisable within the next sixty days.

(12) Includes 5,000 shares which may be purchased by Mr. Sidel pursuant to options which are exercisable within the next sixty days.

(13) Includes 5,000 shares which may be purchased by Mr. Tinoco pursuant to options which are exercisable within the next sixty days.

(14) Includes 748,471 shares which may be purchased by the executive officers and directors of the Company pursuant to options which are exercisable within the next sixty days.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the executive officers of the Company and its principal subsidiaries. A summary of the background and experience of each executive officer, other than Messrs. Stebbins and Kasbar, is set forth in the paragraphs following the table. The background and experience of Messrs. Stebbins and Kasbar are described above in the section captioned "Election of Directors." All executive officers serve at the discretion of the Board of Directors.

                                                                          Year First
                                                                       Became Executive
                                                       Age at           Officer of the
            Name and Position with the Company      July 16, 2001          Company
            ----------------------------------     --------------          -------

Paul H. Stebbins,                                        45                   1995
Chairman of the Board
and Chief Executive Officer

Michael J. Kasbar,                                       45                   1995
Director, President,
and Chief Operating Officer

Michael Clementi, President of the                       41                   1998
Aviation Fuel Services Segment

Francis X. Shea, Executive Vice President                61                   2001
and Chief Financial Officer

Robert S. Tocci, Executive Vice President                48                   1988
of the Company and President of the Marine
Fuel Services Segment

---------------------------

MICHAEL CLEMENTI has served as President of the Company's Aviation Fuel Services Segment since April 1998. From August 1994 to March 1998, he served as Senior Vice President of World Fuel Services, Inc., a subsidiary of the Company.

FRANCIS X. SHEA has served as Executive Vice President of the Company since September 2001. He was appointed Chief Financial Officer on July 1, 2002. From September 1999 to August 2001, he served as Director and Senior Advisor for the Center for Business and Advisory Services, an organization based in Jakarta, Indonesia that provides consulting and financial services. He served as the Jakarta, Indonesia representative of the Company's Marine Fuel Services Segment from January 1999 to December 1999. From February 1991 to December 1994, he also served as President and Chief Operating Officer of Trans-Tec New York.

ROBERT S. TOCCI was appointed President of the Company's Marine Fuel Services Segment in March 2001. He has served as Executive Vice President of the Company since April 1995, and served as Senior Vice President and Chief Financial Officer of the Company from April 1988 to April 1995. From November 1988 to May 1989, he also served as Treasurer of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended March 31, 2002, all filings required of directors and executive officers, and persons who own more than 10% of the Company's Common Stock, were made on a timely basis, with the exception of the following: (i) Francis X. Shea failed to file on a timely basis a Form 3; (ii) Ralph R. Feuerring failed to file on a timely basis two Forms 4, to report six transactions; and (iii) Jerome Sidel failed to file on a timely basis one Form 4, to report six transactions. Each of these individuals filed the required reports, but the reports were not filed within the required time periods.

                            COMPENSATION OF OFFICERS

         The following table sets forth the annual and long-term compensation which the Company and its subsidiaries paid to those persons who were, on March 31, 2002, the Chief Executive Officer and the four most highly compensated executive officers of the Company (hereinafter, the "named executive officers") for services rendered in each of the fiscal years ended March 31, 2002, 2001 and 2000.

Summary Compensation Table

                                                                                                      Long-Term
                                                           Annual Compensation(1)                Compensation Awards
                                                           ----------------------           ------------------------------
                                                                                            Restricted         Securities
                                            Fiscal                                            Stock            Underlying
Name and Principal Position                 Year           Salary          Bonus (2)          Awards             Options
---------------------------                 ----           ------          -----              ------             -------

Jerrold Blair, former Chairman              2002          $612,000        $600,000               -                   -
of the Board and Chief Executive            2001          $612,000        $638,000               -               200,000
Officer of the Company (3)                  2000          $262,000        $845,494               -                   -

Paul H. Stebbins, Chairman                  2002          $512,000        $500,000               -                   -
of the Board and Chief Executive            2001          $436,000        $401,904                               150,000
Officer of the Company (4)                  2000          $265,250             -                 -                   -

Michael J. Kasbar, President                2002          $374,982        $726,560 (5)       25,000 (6)           55,000
and Chief Operating Officer                 2001          $290,250        $401,914               -                   -
of the Company (4)(5)                       2000          $265,250             -                 -                   -

Phillip S. Bradley, former                  2002          $512,000             -                 -                   -
Chief Executive Officer                     2001          $512,000             -                 -                   -
of the Aviation Fuel                        2000          $512,000             -                 -                   -
Services Segment (7)

Michael Clementi                            2002          $356,000        $225,000               -                25,000
President of the Aviation                   2001          $356,000        $ 75,000               -                   -
Fuel Services Segment                       2000          $356,000        $ 75,000               -                   -


----------------------------
(1) Perquisites to each officer did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any officer.

(2) A portion of the bonuses paid to Messrs. Blair, Stebbins and Kasbar has been deferred pursuant to the terms of their employment agreements. These deferred amounts bear interest at the prime rate until paid to the executives. See "Certain Employment Agreements" below.

(3) On July 26, 2002, the Board of Directors elected Paul Stebbins as the Company's new Chairman of the Board and Chief Executive Officer, and employed Mr. Blair as an advisor to the Chairman of the Board. Pursuant to the terms of Mr. Blair's employment agreement, the Company is required to pay Mr. Blair a severance payment equal to three times his average salary and bonus during the five-year period preceding his termination, plus all deferred compensation. The amount of the severance payment is $3,644,446 and Mr. Blair's deferred compensation totaled $1,649,672 as of July 31, 2002. These amounts will be paid in the first half of August 2002. See "Certain Employment Agreements" below.

(4) On July 26, 2002, the Board of Directors appointed Mr. Stebbins as Chairman of the Board and Chief Executive Officer and Mr. Kasbar as President and Chief Operating Officer of the Company.

(5) Mr. Kasbar's employment agreement was amended effective October 1, 2001. As part of this amendment, his bonus will be determined on a fiscal year basis, as opposed to the calendar year basis set forth in his previous employment agreement. Accordingly, the bonus shown in the table for the 2002 fiscal year covers 15 months of service (January 1, 2001 to March 31, 2002). The bonus shown in the table for the 2001 fiscal year is for services performed by Mr. Kasbar during calendar year 2000, in accordance with the terms of his previous employment agreement. See "Certain Employment Agreements" below.

(6) In October 2001, Mr. Kasbar received a stock grant of 25,000 restricted shares, which vest in four equal installments over a term of four years. These are the only restricted shares owned by Mr. Kasbar. The value of these shares at the end of the fiscal year was $490,000, based on a closing price of $19.60 for the Common Stock on the NYSE on March 28, 2002.

(7) Effective July 1, 2002, Mr. Bradley resigned as Chief Executive Officer of the Aviation Fuel Services Segment, and advised the Company that he did not wish to be nominated to serve another term on the Company's Board of Directors. See "Certain Employment Agreements" below.

Stock Option Information

         In 2001, the Company adopted a new incentive plan (the "2001 Omnibus Plan"), under the terms of which options to purchase Common Stock of the Company are awarded to employees of the Company. The 2001 Omnibus Plan allows the Company to remain competitive in the market for executive talent, in both hiring and retention, and increases the proportion of total compensation paid in Common Stock, by authorizing the grant of more options, which only have a five-year term (the term of options granted under the 1996 Plan was ten years). The 2001 Omnibus Plan also allows the Committee to use a broader range of stock incentives, such as stock appreciation rights, performance share awards and restricted stock, as well as non-stock performance awards. In addition to options issued pursuant to the 2001 Omnibus Plan, the Company has stock options outstanding pursuant to the 1996 Employee Stock Option Plan (the "1996 Plan") and the 1986 Employee Stock Option Plan, which expired in January 1996, and non-qualified stock options granted prior to the adoption of the 1996 Plan.

Option Grants During Last Fiscal Year

         The table below sets forth the named executive officers who received option grants from the Company during the fiscal year ended March 31, 2002, as well as certain information with respect to these option grants:

                                       % of Total
                                         Options
                                        Granted to
                           Number       Employees
                         of Options      in Last        Exercise Price     Expiration     Hypothetical Value
Name                      Granted      Fiscal Year        ($/Share)           Date           at Grant Date
----                      -------      -----------        ---------           ----           -------------
Michael Kasbar            23,590(1)       20.51%          $11.90           10/11/11         $47,052(2)
                          31,410(3)       27.31%          $11.90           10/11/06         $62,650(2)

Michael Clementi          25,000(4)       21.74%          $18.40           12/19/06         $79,549(5)

----------------------

(1)      These options will vest on October 11, 2003.

(2) The fair market value of each option granted was estimated at the date of grant using the Black-Scholes option pricing model, based upon the following weighted-average assumptions: expected life of 4 years; dividend yield of 2.24%; and risk-free interest rate of 3.68%. In addition, the Company utilized an expected volatility assumption of 20%.

(3) 8,403 of these options will vest on October 11, 2002; 14,604 options will vest on October 11, 2003; and 8,403 options will vest on October 11, 2004.

(4) 5,434 of these options will vest on December 19, 2002; 14,132 options will vest on December 19, 2003; and 5,434 options will vest on December 19, 2004.

(5) The fair market value of each option granted was estimated at the date of grant using the Black-Scholes option pricing model, based upon the following weighted-average assumptions: expected life of 4 years; dividend yield of 2.24%; and risk-free interest rate of 4.01%. In addition, the Company utilized an expected volatility assumption of 20%.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         Phillip S. Bradley was the only named executive officer who exercised any stock options during the fiscal year ended March 31, 2002. On December 4, 2001, Mr. Bradley exercised options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $11.63 per share. None of the other named executive officers exercised any stock options during the fiscal year ended March 31, 2002.

         The table below sets forth certain information pertaining to stock options exercised and held by the named executive officers as of March 31, 2002:

                                                                  Number of Shares            Value of Unexercised
                                                               Underlying Unexercised         In-the-Money Options
                            Shares                           Options at Fiscal Year-End       at Fiscal Year-End(1)
                           Acquired                         ----------------------------   ----------------------------
                              On               Value
Name                       Exercise          Realized       Exercisable    Unexercisable   Exercisable    Unexercisable
----                       --------          --------       -----------    -------------   -----------    -------------
Jerrold Blair                    --            --             421,500            --         $3,249,275            --
Paul H. Stebbins                 --            --              78,403         159,302       $  411,047      $1,819,823
Philip S. Bradley              25,000      $109,625(2)           --              --               --              --
Michael Clementi                 --            --              25,000          25,000       $   71,250      $   30,000
Michael J. Kasbar                --            --             131,250          55,000       $1,046,875      $  423,500

--------------------

(1) Based on a fair market value of $19.60 per share for the Common Stock, as determined by using the closing price on the NYSE on March 28, 2002. Value is calculated by multiplying (a) the difference between $19.60 and the option exercise price, by (b) the number of shares of Common Stock underlying the option.

(2) Based on a fair market value of $16.01 per share for the Common Stock, as determined by using the closing price on the NYSE on December 4, 2001. Value is calculated by multiplying (a) the difference between $16.01 and the option exercise price, by (b) the number of shares of Common Stock underlying the option.

Certain Employment Agreements

         Two of the named executive officers, Paul Stebbins and Michael Kasbar, are employed pursuant to contracts that expire March 31, 2005. These contracts contain substantially similar terms, and provide for: (a) a base salary of $500,000 for Mr. Stebbins and $437,500 for Mr. Kasbar, during the most recent fiscal year; and (b) an annual bonus payable upon achievement of performance goals, that are based on basic earnings per share growth from the preceding fiscal year. The bonus cannot exceed a maximum of 150% of base salary, which amount would be payable if the target goal is exceeded by 20% or more. In addition, the bonus cannot exceed $1,500,000 per year. Performance targets are set by the Compensation Committee each year, pursuant to an Annual Incentive Plan adopted by the Board of Directors effective April 1, 2002 (the "Annual Incentive Plan"). See "Compensation Committee Report on Executive Compensation," below.

         Pursuant to their employment agreements, Messrs. Stebbins and Kasbar each is entitled to receive a cash severance payment if: (a) the Company terminates the executive for any reason other than death, disability or cause;
(b) the executive resigns for good reason (generally a reduction in his responsibilities or compensation, or a breach by the Company), or resigns for any reason following a change of control of the Company; or (c) the Company elects not to renew the executive's employment agreement upon expiration, for any reason other than cause. The severance payment is equal to two times the executive's average salary and bonus during the three-year period preceding termination; provided, if (i) the termination occurs within three years after a change of control the multiple set forth above will be three instead of two, and (ii) in the case of a non-renewal, as described in item (c) above, the multiple will be one and the severance will be paid in 26 equal installments over a one year period. In addition, the Company has agreed to make a "gross-up" payment to each executive to the extent necessary to cover any excise tax due under Section 4999 of the Internal Revenue Code by reason of the severance payment. Upon any such termination the Company will continue to provide coverage to the executive under its group insurance plans for up to three years, and all of the executive's stock options and stock grants will immediately vest. For purposes of these employment agreements, a "change of control" of the Company is defined as set forth in Section 8(c) of the 2001 Omnibus Plan.

         The employment agreements with Messrs. Stebbins and Kasbar prohibit them from competing with the Company for a period of three years following the termination of employment for any reason.

         The payment of any portion of the bonus causing the compensation of Messrs. Stebbins or Kasbar to exceed $1,000,000 during any fiscal year will be deferred and accrue interest at the prime rate, until a fiscal year during the employment term in which the executive earns less than $1,000,000; provided, however, that in the event of the executive's death, the termination of the executive for any reason, or the expiration of the employment agreement, the deferred portion of any bonus, including any interest earned thereon, shall be paid to the executive within ten days of such death, termination or expiration. As of March 31, 2002, $12,000 and $109,375 was deferred under the employment agreements for Mr. Stebbins and Mr. Kasbar, respectively, for the fiscal year ending March 31, 2002.

         The Company employed Jerrold Blair, its former Chairman of the Board, pursuant to an employment agreement which was scheduled to expire on March 31, 2005. Mr. Blair's employment agreement is substantially the same as the agreements with Messrs. Stebbins and Kasbar, described above, except that Mr. Blair's required severance payment is equal to three times his average salary and bonus during the five fiscal years preceding any termination of his employment. On July 26, 2002, the Board of Directors elected Paul Stebbins as the Company's Chairman of the Board, and agreed to employ Mr. Blair as an advisor to the new Chairman of the Board for a term of two years. During this two-year period, Mr. Blair will receive a salary of $100,000 per year, and he will not be an officer or director of the Company. Pursuant to the terms of Mr. Blair's employment agreement, the change in Mr. Blair's compensation and responsibilities entitles him to receive the severance payment described above, plus all deferred compensation. The amount of the severance payment is $3,644,446, and Mr. Blair's deferred compensation totaled $1,649,672 as of July 31, 2002. These amounts will be paid in the first half of August 2002.

         Effective July 1, 2002, Phillip S. Bradley resigned as Chief Executive Officer of the Aviation Fuel Services Segment, and signed a new employment agreement under the terms of which he will be employed as a special advisor to the Company for a period of four years. Pursuant to the new agreement, Mr. Bradley received a one-time bonus of $600,000, and will be paid a salary of

$350,000 per year. Mr. Bradley also received a loan of $150,000 from the Company, bearing interest at 6% per year, to be repaid in a single installment on July 1, 2006. The Company agreed to forgive this loan at the end of the four year term if Mr. Bradley remains employed by the Company for the full term of his new employment agreement. The new employment agreement prohibits Mr. Bradley from competing with the Company's aviation fuel business for a period of two years following the termination of his employment agreement. Following the execution of his new employment agreement, Mr. Bradley advised the Company that he did not wish to be nominated to serve another term on the Company's Board of Directors.

         Michael Clementi, President of the Aviation Fuel Services Segment, is employed pursuant to an employment agreement effective July 1, 2002, which expires on March 31, 2007. Mr. Clementi's employment agreement provides him with an annual base salary of $425,000. In addition, pursuant to the Company's Annual Incentive Plan, Mr. Clementi is eligible to receive an annual bonus, calculated as a percentage of base salary, if certain performance goals set by the Compensation Committee are achieved. Upon execution of his employment agreement, Mr. Clementi received a grant of 10,000 restricted shares of Common Stock, 5,000 of which vest in July 2006 and the balance vest in March 2007. The employment agreement prohibits Mr. Clementi from competing in the Company's business for a period of one year following the termination of his employment with the Company.

Compensation Committee Report on Executive Compensation

General. The Compensation Committee is responsible for establishing and administering the Company's executive compensation programs, with the objective of making such compensation reasonable relative to the shareholder value created. The Committee annually reviews the total compensation for the Company's two most senior executives and makes recommendations to the Board of Directors, which has final approval for their compensation. The Committee also reviews senior management's recommendations regarding the compensation of other executives of the Company and its subsidiaries.

         In its review of executive compensation the Committee considers a number of factors, including: (1) the executive's individual performance and the performance of the business unit for which the executive is responsible; (2) the Company's operating performance and the achievement of its strategic objectives;
(3) business conditions in general and in the Company's lines of business during the year; (4) the Company's performance during the year in light of such conditions; and (5) market compensation for executives of similar background and experience.

         In evaluating compensation levels the Committee has found few other public companies with which close comparisons to the Company can be made, and therefore does not rely solely on surveys to set compensation. However, the Committee does review pay levels at several other publicly held companies which are of a comparable size in terms of assets, number of employees and market capitalization. The Committee also sought advice from an independent international compensation consulting firm, which the Committee has engaged to assist it in reviewing and refining various Company compensation plans.

Compensation Components. Executive compensation consists primarily of base salary, performance-based annual bonus and periodic grants of stock options and restricted stock. Base salaries are designed to be competitive in relation to industry standards and corporations of comparable size and complexity. All of the named executive officers and certain other executives are compensated under employment contracts with different levels of base salary. Employment agreements generally extend for two to five years.

         With the assistance of our independent compensation consultants, the Committee has developed and approved a new Annual Incentive Plan, effective April 1, 2002, to replace the several different bonus arrangements used in the past for senior executives. All of the named executive officers and certain other executives, will be eligible to earn bonuses if performance goals, established at the beginning of each fiscal year, are achieved. The principal measure of performance is increased earnings per share, but the Committee may use other measures. The Committee also retains discretion to adjust results each year to account for extraordinary items or events, to consider the effect of bonus payments on return on equity, and to take any other actions necessary to preserve the incentive features of the plan and maintain its market-competitiveness.

         Under the Annual Incentive Plan, target award levels are established for each participant, expressed as a percentage of base salary. Target awards range from 75% of base salary for the Chief Executive Officer to 35% of base salary for more junior executives. Payouts may range from one-half of the target award if at least 80% of the annual goal is achieved, to two times the target award if results exceed the goal by 20% or more. For example, in the case of the Chief Executive Officer, if the goal is exceeded by 20% or more, his bonus would be equal to two times his target award of 75% of base salary, or a total bonus equal to 150% of his base salary. The performance goals are based on growth in earnings per share after deduction of bonuses and taxes.

         Stock options are awarded to executives as an element of long-term compensation, with the objective of encouraging the executives to become substantial shareholders. Options limit the amount of cash compensation expense for the Company and yield a profit to the executive only when other shareholders benefit. Options are awarded at market price, or higher at the discretion of the Committee, thus providing the optionee with an incentive to create value for the Company's shareholders, as reflected in stock price appreciation. Option grants to executive officers are dependent upon many factors, including the individual's prior and expected performance, its effect upon the Company, the level of position and responsibility, and potential for promotion. In order for an executive to exercise an option, he must remain in the employ of the Company at the time the options vest, which is usually one to three years after the option is awarded. During the 2002 fiscal year, options were granted to the following named executive officers: Michael Kasbar received options to purchase 55,000 shares and Michael Clementi received options to purchase 25,000 shares. See "Option Grants During Last Fiscal Year" above. None of the other named executive officers were granted options.

         Restricted stock grants are awarded to executives as an element of performance-based compensation. In general, restricted stock is a grant of stock that is subject to forfeiture if specified vesting requirements are not satisfied. Typically, the vesting requirements will relate to the continued employment of the recipient. Vesting of the restricted stock or restricted stock units may occur over a period of one to four years and may be based on achievement of performance targets for one or more years. Accelerated vesting may occur upon a change in control of the Company, death, disability, or involuntary termination of employment. During the 2002 fiscal year, Michael Kasbar received 25,000 restricted shares of Common Stock. None of the other named executive officers were granted restricted shares.

         The Committee has established stock ownership guidelines for all executives that participate in the Annual Incentive Plan, based on multiples of base salary. Pursuant to these guidelines, the Chief Executive Officer and the Chief Operating Officer are expected to own Common Stock having a value of at least three times their base salary. Other participants are expected to own Common Stock having a value that is at least equal to their base salary. The Committee also established guidelines for non-employee directors to maintain ownership of Common Stock having a value at least equal to the director's annual cash retainer.

Chief Executive Officer Compensation. Jerrold Blair, the Company's former Chairman of the Board, was Chief Executive Officer during the fiscal year ended March 31, 2002. Mr. Blair's compensation was changed at the time of his promotion to Chairman of the Board in July 2000. His salary was increased to $600,000 from $262,000, the amount he had received annually since 1993 under a long-term employment agreement, and his bonus was changed to a formula based on increases in earnings per share above 10%, in lieu of a formula based on pre-tax earnings above a threshold amount.

         For the last year Mr. Blair's salary was not changed but he earned a bonus equal to 100% of his base salary as a result of a 66% increase in the Company's basic earnings per share. In view of the large option grants made in the 2001 fiscal year due to his promotion in 2000, no awards were made this year.

John R. Benbow, Chairman
Myles Klein
Jerome Sidel

Compensation Committee Interlocks and Insider Participation

         John R. Benbow, Myles Klein and Jerome Sidel served as members of the Compensation Committee of the Board of Directors during the year ended March 31, 2002. None of the members of the Compensation Committee were employees of the Company during the year ended March 31, 2002.

Stock Performance Graph

         In accordance with Securities and Exchange Commission regulations, the following graph compares the cumulative total shareholder return to the Company's shareholders, during the five-year period ended March 31, 2002, to the Russell 2000 Index and the Standard & Poor's Energy Index. One of the indices used in last year's Proxy Statement, the Standard & Poor's Transportation Index, is no longer published. Accordingly, the Company has replaced that index with the Standard & Poor's Energy Index. The graph assumes an initial investment of $100 on March 31, 1997 and reinvestment of all dividends. Prices have been adjusted for all stock splits. These indices relate only to stock prices and do not purport to afford a direct comparison of the business or financial performance of the Company and the companies included in such indices.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

         AMONG WORLD FUEL SERVICES CORPORATION, THE RUSSELL 2000 INDEX
                           AND THE S & P ENERGY INDEX

                             [GRAPHIC APPEARS HERE]

* $100 invested on 3/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

Copyright (C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

                                                      Cumulative Total Return
                                     -----------------------------------------------------------
                                       3/97       3/98       3/99       3/00      3/01      3/02
WORLD FUEL SERVICES CORPORATION      100.00     188.09     101.02      64.95     86.98    182.34

RUSSELL 2000                         100.00     142.01     118.93     163.28    138.25    157.59

S & P ENERGY                         100.00     125.15     126.17     145.03    153.55    160.48

--------------

           COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of its Audit Committee, has engaged PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to act as the Company's independent public accountants, effective March 25, 2002. Arthur Andersen LLP ("Arthur Andersen") had been the Company's independent public accountants prior to March 25, 2002. On March 26, 2002, the Company filed a Current Report on Form 8-K, reflecting this change in its independent public accountants. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire, and will be available to respond to questions. We do not expect that representatives of Arthur Andersen will attend the meeting.

         During the fiscal year ended March 31, 2002, Arthur Andersen billed the Company approximately $150,000 for audit services and $1,000,401 for other professional services. Arthur Andersen's audit services fees relate to the fiscal year ended March 31, 2001 and the three quarterly reviews during the fiscal year ended March 31, 2002.

         During the fiscal year ended March 31, 2002, PricewaterhouseCoopers did not bill the Company any amount for audit services and billed $2,361 for other professional services. PricewaterhouseCoopers will bill the Company during the 2003 fiscal year for audit services provided in connection with the audit of the Company's financial statements for the fiscal year ended March 31, 2002.

         The audit report of PricewaterhouseCoopers on the consolidated financial statements of the Company as of and for the fiscal year ended March 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

         The audit reports of Arthur Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended March 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the fiscal year ended March 31, 2002, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers' satisfaction, would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreement in connection with its reports.

         During the two fiscal years ended March 31, 2001, and through March 25, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

         None of the reportable events described under Item 304(a)(1)(v) of the SEC's Regulation S-K occurred within the two fiscal years ended March 31, 2002. During the two fiscal years ended March 31, 2002, the Company did not consult with PricewaterhouseCoopers regarding any of the matters or events set forth in
Item 304(a)(2)(i) and (ii) of Regulation S-K.

                      PROPOSALS FOR THE 2003 ANNUAL MEETING

         In order to be considered for inclusion in the Proxy Statement for the 2003 Annual Meeting, shareholders' proposals must be received at the principal office of the Company, 700 South Royal Poinciana Blvd., Suite 800, Miami Springs, Florida 33166, Attention: Corporate Secretary, no later than March 1, 2003.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Annual Meeting. If, however, any other matters come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

                                                                      APPENDIX A

                         WORLD FUEL SERVICES CORPORATION
                             AUDIT COMMITTEE CHARTER

   (The Board of Directors initially adopted this Charter on May 24, 2000 and last revised and adopted on October 30, 2001.)

PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

         o Monitor the Company's financial reporting process and internal control system.

         o Monitor the independence and performance of the Company's independent auditors.

         o Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Committee and/or its chairman shall have unrestricted access to Company management, its internal auditors and financial staff, and its independent auditors in carrying out its responsibilities. The Committee is authorized to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

COMPOSITION

The Audit Committee shall be comprised of three independent directors as determined by the Board and NYSE rules, each of whom has no relationship to the Company that may interfere with the exercise of his or her independent judgment. All members of the Committee shall be "financially literate," i.e., have a basic understanding of finance and accounting, including the ability to read financial statements, and at least one member shall have accounting or related financial management expertise.

MEETINGS

The Committee shall meet at least quarterly and at such other times as circumstances require. The Committee shall meet in executive session at least annually with the independent auditors, with management, and as a committee to discuss any matters that require privacy.

RESPONSIBILITIES AND DUTIES

The Committee's responsibility is one of oversight and it recognizes that Company management is responsible for preparing the Company's financial statements. In providing oversight the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent accountants' work.

The Committee's responsibilities consist of the following:

    General

         o Review and update this charter at least annually and cause it to be attached as an appendix to the proxy statement every three years.

         o Review with financial management and the independent accountants the Company's Form 10-Q report prior to its filing, the Company's earnings announcement prior to release, and the results of the independent accountants' review of interim financial information pursuant to SAS 71.

         o Review with financial management and the independent auditors the Company's consolidated financial statements included in the Annual Report on Form 10-K prior to its filing. Consider any significant findings during the year, including the status of any previous audit recommendations, and any serious difficulties or disputes with management encountered in the course of the audit.

         o Review with the independent auditors their judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by management.

    Independent Auditors

         o The outside auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Committee shall review the performance of the auditors and annually recommend to the Board their appointment or replacement if warranted.

         o        Approve fees and other compensation paid to the auditors.

         o Ensure that the independent auditor submits to the Committee at least annually a formal written statement describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented. Recommend to the Board appropriate action be taken as needed.

         o Review the independent auditor's annual audit plan and discuss the results of the audit with the auditor prior to releasing yearend earnings.

         o Review and approve requests for any management consulting engagement with the independent auditor.

    Internal Audit

         o Review with management and the Chief Audit Executive (CAE) the charter, plans, activities, staffing and organizational structure of the internal audit function.

         o Review and concur in the appointment, replacement or dismissal of the CAE.

         o Review significant reports prepared by the internal audit department together with management's responses and follow up to those reports.

    Legal Compliance

         o At least annually, review with Company counsel any legal matters that could have significant impact on the Company's financial statements or its compliance with applicable laws and regulations.

    Other matters

         o Annually prepare a report to shareholders as required by the Securities and Exchange Commission for inclusion in the Company's annual proxy statement.

         o Review at least annually the Company's risk management programs.

         o Review annually all directors' and officers' related party transactions and potential conflicts of interest.

         o Monitor and review annually the Company's compliance with its Code of Corporate Conduct.

         o Review the policies and procedures with respect to officers' expense accounts and perquisites, and consider the results of any review of the areas by the internal auditors or the independent auditors.

         o Perform such other functions as necessary or appropriate under law, the Company's Charter or By-Laws or as directed by the Board of Directors.

                                      PROXY

                         Annual Meeting of Shareholders
                       of World Fuel Services Corporation
                          to be Held on August 27, 2002

         The undersigned hereby appoints Paul H. Stebbins and Michael J. Kasbar, and each of them severally, as proxies, each with the power to appoint a substitute, and to vote, as designated on the reverse side, all of the shares of Common Stock of World Fuel Services Corporation held of record on July 16, 2002 by the undersigned at the Annual Meeting of Shareholders to be held on August 27, 2002, or any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

                  (Continued and to be Signed on Reverse Side)

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

1.  Election of Directors:        [   ] FOR                  [   ] WITHHOLD
    ---------------------
    THE BOARD OF DIRECTORS
    RECOMMENDS A VOTE FOR
    THE FOLLOWING NOMINEES:       Paul H. Stebbins
                                  Michael J. Kasbar
                                  John R. Benbow
                                  Ralph R. Feuerring
                                  Myles Klein
                                  Jerome Sidel
                                  Luis R. Tinoco
                                  Ken Bakshi
                                  Richard A. Kassar

Instruction:      To withhold authority to vote for an individual nominee,
                  strike a line through the nominee's name in the list above.
                  IF AUTHORITY IS NOT SO WITHHELD, THE PROXY WILL BE VOTED TO
                  ELECT ALL NOMINEES.

2. In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED
                                ------------------------------------------------
FOR ALL NOMINEES AND FOR ALL OTHER PROPOSALS DESCRIBED HEREIN.
-------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

We have enclosed an envelope for your convenience in returning your proxy.

SIGNATURE_________________DATE__________ SIGNATURE_________________DATE_________

NOTE: Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give the title as such. When shares have been issued in the name of two or more persons, all should sign.